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                                                                   EXHIBIT 23.2



                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of HEI, Inc. on Form S-8 pertaining to the 1989 Omnibus Stock Compensation Plan of HEI, Inc. of our report dated September 26, 1997 on our audits of the financial statements of HEI, Inc. as of August 31, 1997 and 1996, and for each of the years in the three year period ended August 31, 1997, which report is incorporated by reference in its Form 10-KSB for the year ended August 31, 1997.

                                       COOPERS & LYBRAND L.L.P.


Minneapolis, Minnesota
April 6, 1998